Contacts:	Christine Rogers (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	crogers@hmsy.com	fmarraro@hmsy.com

HMS HOLDINGS CORP. ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS
First Quarter Revenue Increases 20.8% over Prior Year; 2008 Guidance Reaffirmed

NEW YORK, N.Y., May 5, 2008—HMS Holdings Corp. (NASDAQ: HMSY) today announced its financial results for the first quarter ended March 31, 2008.

For the first quarter of 2008, revenue increased 20.8% to $38.9 million, compared with $32.2 million for the same period a year ago. Net income for the quarter was $3.2 million or $0.12 per fully diluted share compared to net income of $3.0 million or $0.11 per fully diluted share for the same period a year ago. Adjusted EBITDA for the quarter increased 6.6% to $9.3 million versus $8.8 million for the first quarter of 2007.

“We are pleased that 2008 has gotten off to a fast start and are reaffirming our full year guidance of revenues of $170 million (+16%), adjusted EBITDA of $49 million (+21%), and EPS of $0.73 (+28%),” said Robert Holster, Chairman and CEO of HMS Holdings Corp.

HMSY will be hosting its first quarter 2008 results conference call with the investment community on Monday, May 5, 2008 at 9:00 am Eastern Time. The conference call number is US/Canada: 1 (877) 272-8465 Int'l/Local Dial-In: (706) 634-1355 Participant Code: 43873156. A slide presentation will accompany the conference call and may be accessed through our website at http://www.hmsholdings.com/news/quarterly_reports.asp.

A conference call replay will be available beginning 5/5/2008 1:00 PM EST through 5/12/2008 11:00 PM EST. To listen to the replay of the call, dial: US/Canada: 1 (800) 642-1687 Int'l/Local Dial-In: (706) 645-9291 Participant Code: 43873156 or visit our website at http://www.hmsholdings.com/news/quarterly_reports.asp.

The HMS Holdings Corp. Form 10-Q for the year ended March 31, 2008 will be filed and available on our website www.hmsholdings.com on or about May 15, 2008, and will contain additional information about our results of operations for the fiscal year to date. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are welcome to contact HMSY Investor Relations at 212-857-5986. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

About HMS Holdings Corp.
HMS Holdings Corp. (NASDAQ: HMSY) is the nation’s leader in cost management, coordination of benefits, and program integrity services for government healthcare programs. HMS serves the Medicaid programs of 40 states, 74 Medicaid managed care plans, the Centers for Medicare and Medicaid Services (CMS), and Veterans Administration facilities. HMS helps ensure that healthcare claims are paid correctly and by the responsible party. As a result of the company’s services, government healthcare programs recover over $1.0 billion annually, and obtain access to data that helps them prevent billions of dollars more in erroneous payments.

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This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining share-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding share-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this press release.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2007. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, "believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended March 31,
	2008	2007
Revenue	$38,943	$32,238

Cost of services:
Compensation	16,556	13,073
Data processing	2,966	2,147
Occupancy	2,590	1,981
Direct project costs	5,493	5,157
Other operating costs	4,487	2,843
Amortization of acquisition related software
and intangibles	1,162	1,163
Total cost of services	33,254	26,364
Operating income	5,689	5,874
Interest expense	(415)	(709)
Interest income	197	105
Income before income taxes	5,471	5,270
Income taxes	2,298	2,298
Net income	$3,173	$2,972

Basic income per share data:
Net income per basic share	$0.13	$0.13

Weighted average common shares outstanding, basic	24,826	23,436

Diluted income per share data:
Net income per diluted share	$0.12	$0.11

Weighted average common shares, diluted	26,834	25,903

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	March 31,	December 31,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$16,704	$21,275
Accounts receivable, net allowance of $694 and $662
at March 31, 2008 and December 31, 2007, respectively	41,956	39,704
Prepaid expenses	2,608	3,266
Other current assets, including deferred tax assets
of $633 and $657 at March 31, 2008 and December 31, 2007,
respectively	661	704
Total current assets	61,929	64,949

Property and equipment, net	16,866	16,496
Goodwill, net	80,242	80,242
Deferred income taxes, net	3,088	3,111
Intangible assets, net	21,485	22,495
Other assets	764	807
Total assets	$184,374	$188,100

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other liabilities	$13,525	$21,535
Amounts due to Public Consulting Group, Inc.	180	4
Current portion of long term-debt	6,300	6,300
Total current liabilities	20,005	27,839

Long-term liabilities:
Long-term debt	15,750	17,325
Accrued deferred rent	3,446	3,378
Other liabilities	771	809
Total long-term liabilities	19,967	21,512
Total liabilities	39,972	49,351

Shareholders' Equity:

Preferred Stock - $. 01 par value; 5,000,000 shares authorized; none issued	-	-
Common Stock - $ .01 par value; 45,000,000 shares authorized;
26,602,035 shares issued and 24,939,189 shares outstanding at March 31,
2008; 26,409,035 shares issued and 24,746,189 shares outstanding at
December 31, 2007	266	264
Capital in excess of par value	130,495	127,887
Retained earnings	23,360	20,187
Treasury stock, at cost; 1,662,846 shares at March 31, 2008
and December 31, 2007	(9,397)	(9,397)
Accumulated other comprehensive loss	(322)	(192)
Total Shareholders' Equity	144,402	138,749
Total liabilities and shareholders' equity	$184,374	$188,100

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Three months ended March 31, 2008 and 2007
(in Thousands)
(unaudited)

	Three months ended March 31,
	2008	2007
Operating activities:
Net income	$3,173	$2,972
Adjustments to reconcile net income to net cash provided by
operating activities:
Loss on disposal of fixed assets	-	3
Depreciation and amortization	2,911	2,532
Share-based compensation expense	798	551
Changes in assets and liabilities:
Increase in accounts receivable	(2,252)	(1,706)
Decrease (increase) in prepaid expenses and other current assets	677	(71)
Decrease in deferred tax asset	47	1,950
Increase in other assets	(4)	(101)
Decrease in accounts payable, accrued expenses and
other liabilities	(7,934)	(5,285)
Net cash (used in) provided by operating activities	(2,584)	845
Investing activities:
Purchases of property and equipment	(2,044)	(2,245)
Investment in software	(180)	(157)
Net cash used in investing activities	(2,224)	(2,402)

Financing activities:
Proceeds from exercise of stock options	754	650
Repayment of long-term debt	(1,575)	(3,150)
Tax benefit of disqualifying dispositions	1,058	-
Net cash provided by (used in) financing activities	237	(2,500)

Net decrease in cash and cash equivalents	(4,571)	(4,057)

Cash and cash equivalents at beginning of period	21,275	12,527
Cash and cash equivalents at end of period	$16,704	$8,470
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$38	$31
Cash paid for interest	$383	$610

HMS HOLDINGS CORP. AND SUBSIDIARIES
Reconciliation of net income to EBITDA and adjusted EBITDA
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share based compensation expense (adjusted EBITDA) was $9.3 million for the first quarter of 2008, an increase of 6.6% over the same period a year ago.

Reconciliation of net income to EBITDA and adjusted EBITDA	Three Months Ended
	March 31,
	2008	2007
Net Income	$3,173	$2,972

Net interest expense	218	604
Income taxes	2,298	2,298
Depreciation and amortization, net of deferred
financing costs, included in net interest expense (income)	2,860	2,346

Earnings before interest, taxes, depreciation
and amortization (EBITDA)	8,549	8,220
Share-based compensation expense	798	551
Adjusted EBITDA	$9,347	$8,771